UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2012

ROEBLING FINANCIAL CORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement
Item 1.02.	Termination of a Material Definitive Agreement

On July 23, 2012, Roebling Bank (“Bank”), the wholly owned subsidiary of Roebling Financial Corp, Inc. (“Company”), entered into a formal agreement with the Office of the Comptroller of the Currency (“OCC”), the Bank’s primary federal regulator, in response to regulatory concerns raised in the Bank’s most recent regulatory examination report dated August 1, 2011.  The Bank has been working on the items called for in the formal agreement over the past year.  Management believes that it has already completed many of the items and has made significant progress in complying with the terms of the agreement.  The formal agreement replaces and supersedes the Supervisory Agreement previously entered into with the Office of Thrift Supervision, dated as of June 17, 2009.

The formal agreement requires the Bank to adopt revisions to its Criticized Asset Reduction Plan to protect the Bank’s interests in assets criticized by the examiners or in internal or external loan reviews.  The Bank may not extend credit to borrowers whose loans are criticized by examiners or in loan reviews unless necessary to protect the interests of the Bank.  The Bank must also adopt a written capital plan with specific plans for maintaining capital levels to support the Bank’s current size, condition and risk profile.  The Bank may not pay dividends without prior written non-objection from the OCC.  The Bank must also develop a profit plan to improve and sustain the Bank’s earnings.  In addition, the Board must undertake a review of management’s capabilities and develop a management succession plan.  The formal agreement further requires the adoption of a revised contingency funding plan, changes to the Bank’s internal audit program and revisions to its information security program.

Statements contained in this Current Report on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, unanticipated events related to the formal agreement or actions by regulators; and the inability of the Bank and the Company to comply with the formal agreement.  The factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.

Item 9.01.	Financial Statements and Exhibits

(a) - (c) Not applicable.

(d)           Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

10.1        Formal Agreement, dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: July 27, 2012	By:	/s/ Janice A. Summers
Janice A. Summers Acting President and Chief Executive Officer (Duly Authorized Representative)